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                                                                   Exhibit 10.24


                          LOAN AND SECURITY AGREEMENT
                                Stereotaxis, Inc.
                               September 30, 2002



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                                TABLE OF CONTENTS

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l ACCOUNTING AND OTHER TERMS ......................................................................3

2 LOAN AND TERMS OF PAYMENT .......................................................................3

   2.1 Credit Extensions...........................................................................3

   2.1.1 Equipment Loan............................................................................3

   2.2 Interest Rate: Payments.....................................................................4

   2.3 Agreements Regarding Interest and Other Charges.............................................4

   2.4 Fees .......................................................................................5

   2.5 Additional Costs............................................................................5

3 CONDITIONS OF LOAN...............................................................................5

   3.1 Conditions Precedent to Initial Credit Extension............................................5

   3.2 Reserved....................................................................................5

4 CREATION OF SECURITY INTEREST....................................................................5

   4.1 Grant of Security Interest..................................................................5

   4.2 Reserved....................................................................................6

5 REPRESENTATIONS AND WARRANTIES...................................................................6

   5.1 Due Organization and Authorization..........................................................6

   5.2 Collateral..................................................................................6

   5.3 Litigation..................................................................................6

   5.4 No Material Adverse Change in Financial Statements..........................................6

   5.5 Solvency....................................................................................6

   5.6 Regulatory Compliance.......................................................................7

   5.7 Subsidiaries................................................................................7

   5.8 Full Disclosure.............................................................................7

6 AFFIRMATIVE COVENANTS ...........................................................................7

   6.1 Government Compliance ......................................................................7

   6.2 Financial Statements, Reports, Certificates ................................................7

   6.3 Inventory; Returns..........................................................................8

   6.4 Taxes.......................................................................................8

   6.5 Insurance...................................................................................8

   6.6 Bank Accounts...............................................................................9

   6.7 Further Assurances..........................................................................9

   6.8 Financial Covenants.........................................................................9

   6.9 Expense Tracking............................................................................9

   6.10 Revenue Tracking...........................................................................9

   6.11 Equity Financing/IPO.......................................................................9

7 NEGATIVE COVENANTS ..............................................................................9

   7.1 Dispositions................................................................................9

   7.2 Changes in Business, Ownership, Management or Business Locations............................9

   7.3 Negative Pledge ...........................................................................10

   7.4 Mergers or Acquisitions....................................................................10

   7.5 Indebtedness...............................................................................l0
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   7.6 Encumbrance................................................................................10

   7.7 Investments, Distributions.................................................................10

   7.8 Transactions with Affiliates...............................................................10

   7.9 Subordinated Debt..........................................................................10

   7.10 Compliance ...............................................................................10

8 EVENTS OF DEFAULT ..............................................................................11

   8.1 Payment Default............................................................................11

   8.2 Covenant Default ..........................................................................11

   8.3 Material Adverse Change....................................................................11

   8.4 Attachment.................................................................................11

   8.5 Insolvency.................................................................................11

   8.6 Other Agreements...........................................................................12

   8.7 Judgments..................................................................................12

   8.8 Misrepresentations ........................................................................12

9 BANK'S RIGHTS AND REMEDIES .....................................................................12

   9.1 Rights and Remedies........................................................................12

   9.2 Power of Attorney..........................................................................13

   9.3 Accounts Collection........................................................................13

   9.4 Bank Expenses..............................................................................13

   9.5 Bank's Liability for Collateral............................................................13

   9.6 Remedies Cumulative........................................................................13

   9.7 Demand Waiver .............................................................................14

10 NOTICES .......................................................................................14

11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER ....................................................14

12 GENERAL PROVISIONS ............................................................................14

   12.1 Successors and Assigns....................................................................14

   12.2 Indemnification...........................................................................14

   12.3 Time of Essence...........................................................................15

   12.4 Severability of Provision.................................................................15

   12.5 Amendments in Writing, Integration........................................................15

   12.6 Counterparts..............................................................................15

   12.7 Survival..................................................................................15

   12.8 Confidentiality ..........................................................................15

   12.9 Attorneys' Fees, Costs and Expenses ......................................................15

13 DEFINITIONS ...................................................................................16

   13.1 Definitions...............................................................................16
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Interest accrues at the rate in Section 2.2(a). The Equipment Loan when repaid may not be reborrowed.

     (c) To obtain the Equipment Advance, Borrower must deliver to Bank the Payment/Advance Form attached as Exhibit B which must be signed by a Responsible Officer and include a copy of the invoices for the Eligible Equipment being financed. Bank shall credit the Equipment Advance to Borrower's deposit account. Borrower can transfer the Equipment Advance from Borrower's account on the date the Bank makes the Equipment Advance, if the transfer is within regular business hours of the Bank. Bank may make the Equipment Advance under this Agreement based on instructions from a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.

2.2  INTEREST RATE: PAYMENTS.

     (a) Interest Rate. The Equipment Loan accrues interest on the outstanding principal balance at the rate of 10 per cent per annum. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. Interest is computed on a 360-day year for the actual number of days elapsed.

     (b) Payments. Interest and principal on the Equipment Loan is payable on the first day of each month following the Advance under the Equipment Loan. Bank may debit any of Borrower's deposit accounts including Account Number 501569370 for principal and interest payments or any other amounts that Borrower owes Bank under this Agreement if the same are not paid within fifteen days of the date when due. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time, are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day.

     (c) Pre-Payments. Borrower shall be allowed to prepay the Equipment Loan without premium or penalty, except with respect to the Final Payment, described in Section 2.2(d) below.

     (d) Final Payment. On the date of the final Equipment Loan Payment, or upon prepayment of the Equipment Loan in full, Borrower will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to the Equipment Loan, an amount equal to the Final Payment.

2.3  AGREEMENTS REGARDING INTEREST AND OTHER CHARGES.

     Borrower and the Bank agree that the only charges imposed or to be imposed by Bank upon Borrower for the use of money in connection with the Obligations is and will be the interest required to be paid under the provisions of this Agreement as well as the related provisions of the Loan Documents, the amount of interest due and payable under this Agreement or the Loan Documents will not exceed the maximum rate of interest allowed by applicable law and, if any payment is made by Borrower or received by Bank in excess of such payment, such sum shall be credited as a payment of principal. It is the express intent that Borrower not pay and the Bank



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not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law. All interest and other charges, fees or other amounts deemed to be interest which are paid or agreed to be paid to Bank under this Agreement or the Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro-rata basis throughout the entire actual term of the Obligations. Any and all fees payable under this Agreement are not intended, and will not be deemed to be interest or a charge for use of money, but rather will constitute an "other charge."

2.4  FEES. Borrower will pay to Bank:

     (a) Facility Fee. A facility fee of $5,000 for the Equipment Loan shall be paid upon execution of this Agreement; and

     (b) Bank Expenses. All Bank Expenses incurred through and after the date of this Agreement, are payable when due.

2.5 ADDITIONAL COSTS. If, after the date hereof, any new law or regulation increases Bank's costs or reduces its income for any loan to a level that would have been achieved but for such new regulation or law, Borrower will pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Bank notifies Borrower of such increased costs. Bank agrees that it will allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.

3    CONDITIONS OF LOAN

3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Bank's obligation to make the initial Credit Extension is subject to the conditions precedent that the Borrower executes, and the Bank receives (i) a fully executed copy of this Agreement; (ii) a fully executed copy of the Warrant Agreement, attached hereto as Exhibit D; (iii) all executed financing statements, termination statements, and subordination agreements which the Bank requires; (iv) corporate resolutions authorizing Borrower to enter into the Agreement; (v) the opinion of Borrower's counsel in a form acceptable to the Bank; (vi) timely receipt of Payment/Advance Form attached hereto as Exhibit B; and (vii) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form. Bank shall have received from Borrower revised balance sheet projections reclassifying equipment from research and development expenses to capitalized fixed assets.

3.2 RESERVED.

4 CREATION OF SECURITY INTEREST

4.1 GRANT OF SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral, and the proceeds of all Collateral, to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral.



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Bank may place a "hold" on any deposit account pledged as Collateral. If the
Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2  RESERVED.

5    REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower is duly existing under the laws of the state of Delaware and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with any of Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2 COLLATERAL, Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects except for work in process and inventory, which due to manufacturing yield issues, may not be free from defect. Borrower is the sole owner of, or has adequate license rights in, the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. No patent has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any patent violates the rights of any third party, except to the extent such invalidity, unenforceability or claim could not reasonably be expected to cause a Material Adverse Change.

5.3 LITIGATION: Except as identified in Schedule 1, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower in which an adverse decision that could cause a Material Adverse Change is reasonably likely.

5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All historical consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present, at the time the statements were created, in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations as of the date thereof. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with



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unreasonably small capital after the transactions in this Agreement; and
Borrower is able to pay its debts (including trade debts) as they mature.

5.6 REGULATORY COMPLIANCE. Borrower is not a registered investment company, or required to register as an investment company, or a company controlled by a registered investment company under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in any material respect.

6    AFFIRMATIVE COVENANTS

Borrower will do all of the following:

6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify is reasonably likely to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which is reasonably likely to have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

     (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on



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the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices filed or made available to any government agency or to any holders of Subordinated Debt; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $150,000 or more;
(v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (vi) an annual budget approved by the Board and will provide as soon as available, but no later than 30 days after requested, sales projections, operating plans or other financial information requested by the Bank, which request, absent an Event of Default, shall not occur more than once per calendar year.

     (b) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

     (c) Bank has the right to audit the Collateral once per calendar year absent an Event of Default, and to require certification of the existence of the Collateral, once per calendar year absent an Event of Default, at Borrower's expense.

6.3 INVENTORY; RETURNS. Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's practices as they exist at execution of the Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000 in any one instance.

6.4 TAXES. Except for taxes being contested in good faith and for which Borrower has made appropriate reserves, Borrower shall make timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 INSURANCE. Borrower will keep its business and the Collateral insured for risks and in amounts, as is typical in Borrower's business. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided that, after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.



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6.6 BANK ACCOUNTS. Borrower shall maintain with the Bank (i) its primary operating account (the "SVB Account"); and (ii) the majority of all excess cash and investment balances, which the Borrower has the sole right to direct the Bank as to how the monies are to be invested; provided, however, that the Borrower shall not be required to terminate any existing fixed maturity instrument with a third party to comply with this requirement. Borrower's investment control includes, but is not limited to, the type of instrument (commercial paper), amount and timing. The Bank agrees that any management or transaction fees will be comparable to those which it charges to other companies to which it provides similar services.

6.7 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

6.8  FINANCIAL COVENANTS.

     Remaining Months Liquidity. Borrower will maintain, as of the last day of each month, at least three (3) months Remaining Months Liquidity. Remaining Months Liquidity ("RML") is cash on hand (and cash equivalents) maintained at Bank, divided by EBITDA.

6.9 EXPENSE TRACKING. Borrower shall maintain monthly operating expenses within 25% of the operating budget approved by the Borrower's Board of Directors and reviewed by Bank.

6.10 REVENUE TRACKING. Beginning January 1, 2003, and for each month thereafter, Borrower shall maintain monthly revenues within 25% of the operating budget approved by the Board of Directors of Borrower and accepted by Bank, which acceptance shall not be unreasonably withheld.

6.11 EQUITY FINANCING/IPO. Borrower shall either (a) have received a hard circled term sheet for new equity financing for the greater of $15 million or 12 months of RML by December 2, 2002, which equity financing must close on or before January 2, 2003; or (b) Borrower shall have completed an initial public offering on or before January 1, 2003.

7    NEGATIVE COVENANTS

     Borrower shall not do any of the following:

7.1 DISPOSITIONS. Without Bank's prior written consent, which consent may be granted or withheld in Bank's sole reasonable discretion, convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer") all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in any business other than the businesses currently engaged in by Borrower, or have a material change in its management or ownership, other than the sale of Borrower's equity securities in a public


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offering or to venture capital investors approved by Bank, which approval shall not be unreasonably withheld. Borrower will not, without at least 30 days prior written notice to Bank, relocate its principal executive office, add any new offices or business locations, or change its state of incorporation.

7.3 NEGATIVE PLEDGE. Except as set forth in Section 7.1, sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, release, disburse, or encumber any of Borrower's property, except to Bank and except for Permitted Liens, including but not limited to any securities, securities entitlements, securities accounts, investment property, financial assets, instruments, chattel paper, contract rights, Inventory, Equipment, accounts receivable, licenses, Intellectual Property, including proceeds, distributions from sale, exchange or liquidation of same, now owned or hereafter acquired, except for such sales, transfers, and pledges made by Borrower in the ordinary course of Borrower's business or with Bank's prior written consent.

7.4 MERGERS OR ACQUISITIONS. Without Bank's consent (which shall not be unreasonably withheld), merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.5 INDEBTEDNESS. Create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.

7.6 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, except for Permitted Liens, or permit any Collateral not to be subject to Bank's first priority security interest granted herein.

7.7 INVESTMENTS, DISTRIBUTIONS. Directly or indirectly acquire or own any Person, or make any Investment, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment (whether by cash or securities) or redeem, retire or purchase any capital stock except pursuant to employee stock repurchase agreements.

7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit any material transaction with any Affiliate without Bank's prior consent which consent shall not be unreasonably withheld, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.9 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent, which consent shall not be unreasonably withheld.

7.10 COMPLIANCE. Become a registered investment company or be required to register as an investment company or a company controlled by a registered investment company under the Investment Company Act of 1940, or undertake as one of its important activities extending credit


                                       10


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to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur if the violation would cause a Material Adverse Change; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

8    EVENTS OF DEFAULT

          Any one of the following is an Event of Default:

     8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default, but no Credit Extensions shall be made during the cure period;

     8.2 COVENANT DEFAULT. Borrower does not perform any obligation in Article 6 or violates any covenant in Article 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any other material agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts in the 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional time (of not more than 30 days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default, but no Credit Extensions shall be made during the cure period;

     8.3 MATERIAL ADVERSE CHANGE. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the value or priority of Bank's security interests in a material portion of the Collateral;

     8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets and the same is not satisfied or discharged within thirty (30) days; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 30 days after Borrower receives notice, or the same are not being contested in good faith. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower, but no Credit Extensions shall be made during the cure period;

     8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days, but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed;


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     8.6 OTHER AGREEMENTS. There exists a default in any agreement between
Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $200,000.00 or that is reasonably likely to cause a Material Adverse Change;

     8.7 JUDGMENTS. A money judgment or judgments in the aggregate of at least $200,000.00 and that could cause a Material Adverse Change are rendered against Borrower and are unsatisfied and unstayed for 30 days, but no Credit Extensions shall be made before the judgment is stayed or satisfied.

     8.8 MISREPRESENTATIONS. Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9    BANK'S RIGHTS AND REMEDIES

9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies; Not withstanding anything set forth herein to the contrary, Bank shall pay all expenses incurred for damage caused by Bank or any of its agents to any of its premises which are outside of ordinary wear and tear;

     (e) Apply to the Obligations any (i) balances and deposits of Borrower, or
(ii) any amount held by Bank owing to or for the credit or the account of Borrower;

     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

     (g) Exercise all rights and remedies accorded to the Bank under the Uniform Commercial Code;

provided, however, that nothing in this Section 9.1 shall give the Bank any right in any Collateral beyond the ownership rights possessed by the Borrower or the right to take any action on behalf of the Borrower in breach of the Borrower's obligations to third parties.

9.2 POWER OF ATTORNEY. When an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as permitted under the Uniform Commercial Code. Bank may exercise the power of attorney to sign. Borrower's name on any documents necessary to perfect or continue the perfection of any security interest in the Collateral regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3 ACCOUNTS COLLECTION. When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. In such case, Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 BANK EXPENSES. If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank reasonably deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5 BANK'S LIABILITY FOR COLLATERAL. If Bank complies with reasonable banking practices and the Uniform Commercial Code, Bank shall have no liability or responsibility for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or
(d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Uniform Commercial Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver.

Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable. .

10   NOTICES

     All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, at the addresses listed at the beginning of this Agreement or by telefacsimile at the numbers set forth on the signature page hereof. A party may change its notice address by giving the other party written notice.

11   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

     Illinois law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Cook County, Illinois.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12   GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of, but with notice to, Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations; rights and benefits under this Agreement, the Loan Documents or any related agreement; provided that, except if part of a sale of substantially all of the Bank's assets, the Borrower shall have the right to prepay all Obligations within 30 days of such sale or other transfer in accordance with Section 2.2.

12.2 INDEMNIFICATION.

Except as otherwise as contemplated by Section 9.5 of this Agreement, Borrower shall indemnify, defend and hold harmless Bank and its officers, employees and agents (collectively, the "Indemnified Parties") against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses). Notwithstanding anything set forth herein to the contrary, in no event shall the described indemnity extend to claims or losses caused by an Indemnified Party's gross negligence or willful misconduct.

12.3 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 CONFIDENTIALITY. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but no less than a reasonable standard of care, but disclosure of information may be made on a need-to-know basis: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank reasonably considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding arising out of or related to Bank's efforts to collect the Obligations, Bank will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13 DEFINITIONS.

13.1 DEFINITIONS.

     "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned. or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "ADVANCE" means the Equipment Advance.

     "AFFILIATE" of a Person is a Person that owns five percent (5%) or more or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "BANK EXPENSES" are all reasonable audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "BORROWER" is Stereotaxis, Inc., a Delaware corporation.

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "CLOSING DATE" is the date of this Agreement.

     "COLLATERAL" is the property described on Exhibit A.

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "CREDIT EXTENSION" is the Equipment Loan, or any other extension of credit by Bank for Borrower's benefit.

     "EBITDA" is earnings before interest, taxes, depreciation and amortization.

     "ELIGIBLE EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attach-ments in which Bank has a valid security interest, including new and/or used equipment, computer equipment, office equipment, lab equipment, test equipment and furnishings, provided that no more than 30% of the Equipment Advance may include soft costs, including, but not limited to, taxes, shipping and installation.

     "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Bank has a valid security interest, including new and/or used equipment, computer equipment, office equipment, lab equipment, test equipment and furnishings.

     "EQUIPMENT ADVANCE" is defined in Section 2.1.1.

     "EQUIPMENT LOAN" is a loan of $1,000,000 (one million dollars).

     "EQUIPMENT LOAN PAYMENT" is defined in Section 2.1.1.

     "EQUIPMENT MATURITY DATE" is September 30, 2005.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "FINAL PAYMENT" is a payment with respect to the Equipment Advance (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest payable with respect to the Equipment Advance) due on the last payment date of the Equipment Advance equal to the amount of the Equipment Advance multiplied by the Final Payment Percentage.

     "FINAL PAYMENT PERCENTAGE" is 3% of the amount of the Equipment Advance.

     "GAAP" is generally accepted accounting principles for U.S. corporations.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit,

(b) obligations evidenced by notes, bonds, debentures or similar instruments,
(c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INTELLECTUAL PROPERTY" is Borrower's right, title and interest in any Copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; trademarks; servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing.

     "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or any Person, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

     "OBLIGATIONS" are all debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     "PERMITTED INDEBTEDNESS" is:

     (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

     (b) Indebtedness existing on the Closing Date and shown on the Schedule;

     (c) Subordinated Debt;

     (d) Indebtedness to trade creditors and other third parties incurred in the ordinary course of business;

     (e) Indebtedness secured by Permitted Liens;

     (f) Indebtedness represented by capital leases or operating leases; and

     (g) Indebtedness of any type which would otherwise not qualify as "Permitted Indebtedness" under the prior subsections in an aggregate amount of not more than $200,000.

     "PERMITTED INVESTMENTS" are:

     (a) Investments shown on the Schedule and existing on the Closing Date;

     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State, (ii) commercial paper having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued; and (iv) money market mutual funds; and

     (c) Investments of any type which would otherwise not qualify as "Permitted Investments" under the prior subsections in an aggregate amount of not more than $200,000.

     "PERMITTED LIENS" are:

     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books;

     (c) Purchase money Liens (i) on equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

     (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

     (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

     (f) Liens granted to secure Permitted Indebtedness;

     (g) Liens imposed by any law, such as mechanics', workers' materialmen's, landlord's, carriers, or other like Liens arising in the ordinary course of business which secure payment of obligations which are not past due or which are being contested in good faith;

     (h) Liens of any type which would otherwise not qualify as "Permitted Liens" under the prior subsections in an aggregate amount of not more than $200,000.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "RESPONSIBLE OFFICER" is an officer of Borrower authorized under the corporate borrowing resolution to request an Advance.

     "REMAINING MONTHS LIQUIDITY" OR "RML" is cash and cash equivalents held at Bank divided by EBITDA.

     "SCHEDULE" is any attached schedule of exceptions.

     "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

     "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equipment interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "SVB ACCOUNT" is the operating account maintained by Borrower with Bank.

     "UNIFORM COMMERCIAL CODE" OR "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

The parties have executed this Loan and Security Agreement as of the date first written above.




STEREOTAXIS, INC.



By: /s/ Nicola J.H. Young
    ----------------------------

Title: Chief Financial Officer
       -------------------------

Facsimile No.: 314-615-6922
          ----------------------



SILICON VALLEY BANK



By: /s/ Dan Wallace
    ----------------------------

Title: Vice President
       -------------------------

Facsimile No.: (312) 704-1530
          ----------------------

                         SCHEDULE OF PENDING LITIGATION
                         ------------------------------


1 Disputed claim by vendor, Eckardt Tool & Machine Co., of Granite City Illinois, for average of $89,000 (approx) on equipment built for Sterotaxis. This is being vigorously defended.

     No other litigation or pending litigation known.



     (Signature) illegible

                          SCHEDULE OF PERMITTED LIENS

                                    EXHIBIT A

        The Collateral consists of all of Borrower's right, title and interest in and to the following:

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above

        All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other. security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts; investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

       All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

        Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of the Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past,

                                   EXHIBIT B.

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.


TO: EAST COAST CENTRAL CLIENT SERVICE DIVISION        DATE: ____________________

FAX#: (781) 431-9906                                  TIME: ____________________


FROM:   STEREOTAXIS. INC.
      --------------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
              ------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                      ----------------------------------------------------------

PHONE NUMBER:
              ------------------------------------------------------------------


FROM ACCOUNT #                             TO ACCOUNT #
              -------------------------                -------------------------

REQUESTED TRANSACTION TYPE                      REQUESTED DOLLAR AMOUNT
--------------------------                      -----------------------

PRINCIPAL INCREASE (ADVANCE)                   $
                                                --------------------------------
PRINCIPAL PAYMENT (ONLY)                       $
                                                --------------------------------
INTEREST PAYMENT (ONLY)                        $
                                                --------------------------------
PRINCIPAL AND INTEREST (PAYMENT)               $
                                                --------------------------------

OTHER INSTRUCTIONS:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.